As filed with the Securities and Exchange Commission on April 20, 2017

Registration No. 333-216922

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO.1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTRAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	34-1877137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7000 North High Street

Worthington, Ohio 43085

(614) 334-7979

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy T. O’Dell

7000 North High Street

Worthington, Ohio 43085

(614) 334-7979

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Anthony D. Weis, Esq.

Vorys, Sater, Seymour and Pease LLP

52 East Gay Street

Columbus, OH 43215

(614) 464-6400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock, $0.01 par value per share	1,152,125 shares	$2.11	$2,430,984	$282

(1)	Consists of shares issuable upon the exercise of warrants to purchase shares of common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of the registrant’s common stock as may from time to time be issued with respect to such securities as a result of stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low price per share of the common stock as reported on The NASDAQ Capital Market on March 22, 2017.
(3)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 20, 2017

PROSPECTUS

CENTRAL FEDERAL CORPORATION

1,152,125 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to 1,152,125 shares of our common stock which are issuable upon the exercise of warrants held by the selling stockholders identified in the “Selling Stockholders” section of this prospectus, including their respective pledgees, donees, transferees or other successors-in-interest. The selling stockholders acquired the warrants to purchase common stock (the “Warrants”) from us in May and July 2014 as part of a private placement of securities. We are not selling any common stock or any other securities under this prospectus and will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we will receive the net proceeds of any Warrants exercised for cash.

The selling stockholders identified in this prospectus, or their respective pledgees, donees, transferees or other successors-in-interest, may offer and sell the shares of common stock described in this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” on page 8. We have agreed to pay all expenses, including legal and accounting fees, in registering these shares. The selling stockholders will bear all applicable commissions and discounts, if any, attributable to the sale or other disposition of the shares.

Our common stock is traded on The NASDAQ Capital Market under the symbol “CFBK.” On April 17, 2017, the closing price of our common stock was $2.21.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2017.

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholders identified in the prospectus under the heading “Selling Stockholders,” from time to time, of up to 1,152,125 shares of our common stock, par value $0.01 per share. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholders. This prospectus is a part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration, or continuous offering, process. Under this shelf registration process, the selling stockholders may sell or otherwise dispose of up to all of the shares of our common stock set forth above at any time or from time to time.

You should read this prospectus, together with the information described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of our securities. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where it is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the cover of the applicable document, or that any information we have incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference.

Unless the context otherwise requires, all references in this prospectus to the “Company,” “we,” “us,” and “our” refer collectively to Central Federal Corporation (“CFC”) and its wholly-owned subsidiary, CFBank, National Association (“CFBank”).

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, (1) projections of revenues, income or loss, earnings or loss per share of common stock, capital structure and other financial items; (2) plans and objectives of the management or Boards of Directors of Central Federal Corporation or CFBank; (3) statements regarding future events, actions or economic performance; and (4) statements of assumptions underlying such statements. Words such as “estimate,” “strategy,” “may,” “believe,” “anticipate,” “expect,” “predict,” “will,” “intend,” “plan,” “targeted,” and the negative of these terms, or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Various risks and uncertainties may cause actual results to differ materially from those indicated by our forward-looking statements. Such risks and uncertainties are described in the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in our subsequent periodic reports filed with the SEC, which are incorporated by reference in this prospectus, and include, among other factors:

•	changes in economic and political conditions that could adversely affect our earnings through declines in deposits, loan demand, the ability of our customers to repay loans and the value of the collateral securing our loans;

•	changes in interest rates that may reduce net interest margin and impact funding sources;

•	the possibility that we will need to make increased provisions for loan and lease losses;

•	our ability to maintain sufficient liquidity to continue to fund our operations;

•	our ability to reduce our high level of nonperforming assets and the associated operating expenses;

•	changes in market rates and prices, including real estate values, which may adversely impact the value of financial products including securities, loans and deposits;

•	the possibility of other-than-temporary impairment of securities held in our securities portfolio;

•	results of examinations of the Company by the regulators, including the possibility that the regulators may, among other things, require CF Bank to increase its allowance for loan and lease losses or write-down assets;

•	our ability to continue to meet regulatory requirements and guidelines to which we are subject;

•	our ability to generate profits in the future;

•	our ability to raise additional capital if and when necessary in the future;

•	changes in tax laws, rules and regulations;

•	increases in deposit insurance rates or premiums;

•	further legislative and regulatory changes which may increase compliance costs and burdens;

•	unexpected losses of key management;

•	various monetary and fiscal policies and regulations, including those determined by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency;

•	further increases in competition from other local and regional commercial banks, savings banks, credit unions and other non-bank financial institutions;

•	our ability to grow our core businesses;

•	our ability to effectively manage our growth;

•	any failure, interruption or breach in security of our communications and information systems;

•	technological factors which may affect our operations, pricing, products and services;

•	unanticipated litigation, claims or assessments; and

•	our management’s ability to manage these and other risks.

The factors identified in this section are not intended to represent a complete list of all the factors that could adversely affect our business, operating results, financial condition or cash flows. Other factors not presently known to us or that we currently deem immaterial to us may also have an adverse effect on our business, operating results, financial condition or cash flows, and the factors we have identified could affect us to a greater extent than we currently anticipate. Many of the important factors that will determine our future financial performance and financial condition are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by applicable law or the rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings and reports with the SEC should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

ABOUT THE COMPANY

CFC was organized as a Delaware corporation in September 1998 as the holding company for CFBank, in connection with CFBank’s conversion from a mutual to stock form of organization. CFBank was originally organized in 1892 and was formerly known as Central Federal Savings and Loan Association of Wellsville and more recently as Central Federal Bank. On December 1, 2016, CFBank converted from a federal savings association to a national bank. Effective as of December 1, 2016 and in conjunction with the conversion of CFBank to a national bank, CFC became a registered bank holding company and elected financial holding company status. As a financial holding company, CFC is subject to regulation by the Board of Governors of the Federal Reserve System (the “FRB”). At December 31, 2016, our consolidated assets totaled $436.1 million and our stockholders’ equity totaled $39.3 million.

CFBank is a community-oriented national bank offering a variety of financial services to meet the needs of the communities we serve. Our business model emphasizes personalized service, customer access to decision makers, quick execution, and the convenience of online internet banking, mobile banking, remote deposit and corporate treasury management. In addition, CFBank provides residential lending and full service retail banking services and products. We attract retail and business deposits from the general public and use the deposits, together with borrowings and other funds, primarily to originate commercial and commercial real estate loans, single-family and multi-family residential mortgage loans and home equity lines of credit. The majority of our customers are small businesses, small business owners and consumers.

Revenues are derived principally from the generation of interest and fees on loans originated and, to a lesser extent, interest and dividends on securities. Our primary sources of funds are retail and business deposit accounts and certificates of deposit, brokered certificates of deposit and, to a lesser extent, principal and interest payments on loans and securities, Federal Home Loan Bank advances, other borrowings and proceeds from the sale of loans.

Our principal market area for loans and deposits includes the following Ohio counties: Franklin County through our office in Worthington, Ohio; Summit County through our office in Fairlawn, Ohio; Columbiana County through our offices in Calcutta and Wellsville, Ohio; and Cuyahoga County, through our agency office in Woodmere, Ohio. We originate commercial and residential real estate loans and business loans primarily throughout Ohio.

Our principal executive offices are located at 7000 North High Street, Worthington, Ohio 43085. The telephone number of our corporate headquarters is (614) 334-7979 and our website address is cfbankonline.com. Information on our website is not incorporated by reference in or otherwise a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. In addition, see “Forward-Looking Statements” above for a description of certain risks and uncertainties associated with our business. The market or trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or a part of your investment.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale or other disposition of the shares of common stock covered by this prospectus. For information about the selling stockholders, see “Selling Stockholders” below. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock covered by this prospectus. However, we will receive net proceeds upon the cash exercise of Warrants for which underlying shares of common stock are being registered hereunder. Assuming exercise of all of the Warrants for cash in full, we would receive an aggregate of $2,131,431. We will use any cash we receive upon the exercise of the Warrants for general corporate purposes.

Pursuant to the terms of the Registration Rights Agreements described under the heading “Selling Stockholders” below, we have agreed to pay all expenses, including all registration, filing and listing fees and all legal and accounting fees and disbursements, in effecting the registration of the shares of common stock covered by this prospectus. The selling stockholders will bear all applicable commissions and discounts, if any, attributable to the sale or other disposition of the shares.

SELLING STOCKHOLDERS

The securities covered by this prospectus consist of up to 1,152,125 shares of common stock of the Company issuable to the selling stockholders upon the exercise of Warrants. We are registering the shares of common stock issuable upon exercise of the Warrants in order to permit the selling stockholders, or their respective pledgees, donees, transferees or other successors-in-interest, to offer the shares for resale from time to time. Such persons may resell from time to time all, a portion, or none of such shares. We do not know when or in what amounts the selling stockholders may offer shares for sale. See “Plan of Distribution” on page 8.

Throughout this prospectus, when we refer to the “selling stockholders,” we are referring to the persons listed in the table below, together with their respective pledgees, donees, assignees, transferees or other successors-in-interest. When we refer to “registered shares,” we are referring to the shares of common stock, $0.01 par value per share, of the Company issuable upon the exercise of Warrants which are being registered by the registration statement of which this prospectus is part.

Summary of Warrants

The selling stockholders acquired the Warrants from us in May and July 2014 as part of a private placement by the Company of its 6.25% Non-Cumulative Perpetual Preferred Stock, $0.01 par value per share (“Series B Preferred Stock”), for an offering price of $25.00 per share (the “Private Placement”). Pursuant to the Private Placement, the Company sold an aggregate of 480,000 shares of Series B Preferred Stock on May 12, 2014 and July 15, 2014. For each share of Series B Preferred Stock sold in the Private Placement, the Company also issued, at no additional charge, a Warrant to purchase shares of common stock of the Company. Warrants to purchase an aggregate of 1,152,125 shares of common stock were issued by the Company in the Private Placement.

The offer and sale of the Series B Preferred Stock and Warrants were not registered under the Securities Act, or under the securities laws of any state in reliance upon exemptions from registration thereunder, including the exemptions provided under Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. As a result, the shares of commons stock issuable upon the exercise of the Warrants would constitute “restricted securities” under the Securities Act and applicable state securities laws absent the registration of such shares. Accordingly, we are registering the shares of common stock issuable upon exercise of the Warrants in order to permit the selling stockholders, or their respective pledgees, donees, assignees, transferees or other successors-in-interest, to offer the shares for resale from time to time. Such registration is being effected in accordance with the terms of the Registration Rights Agreements entered into by the Company with the purchasers of Series B Preferred Stock and Warrants in the Private Placement.

Selling Stockholders Ownership Table

Beneficial ownership is determined in accordance with the rules of the SEC and includes shares of our common stock over which the selling stockholder has voting and/or investment power. Unless otherwise indicated in the footnotes to the table below, to our knowledge, the selling stockholders named in the table below have sole voting and investment power with respect to the shares of common stock beneficially owned by them. The number listed in the table below as the number of shares of common stock beneficially owned prior to the offering by each selling stockholder includes (1) the number of registered shares issuable upon the exercise of Warrants held by the named person, (2) the number shares of common stock, if any, as to which the named person has the right to acquire beneficial ownership upon the conversion of shares of the Company’s Series B Preferred Stock and (3) the number of shares of common stock, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will first become exercisable within 60 days after April 17, 2017.

The table below sets forth the following information as to each selling stockholder as of March 22, 2017, except as otherwise specified:

(a)	The number of shares of our common stock that the selling stockholder beneficially owned prior to offering for resale any of the registered shares;

(b)	The number of registered shares; and

(c)	The number and percent of shares of our common stock to be held by each selling stockholder after the offering of the registered shares, assuming all of such registered shares are sold by the selling stockholder and that such person does not acquire any other shares of our common stock prior to the assumed sale of all of the registered shares.

The following table and the information contained in the footnotes to the table are based upon information supplied by the selling stockholders. Although we have assumed for purposes of the table below that the selling stockholders will sell all of the registered shares, each selling stockholder may sell all, a portion, or none of such shares. Therefore, no assurance can be given as to the actual number of the registered shares that will be resold by any of the selling stockholders. To our knowledge, there are no current agreements, arrangements or understandings with respect to the resale of any of the registered shares.

The selling stockholders include certain directors and/or officers of the Company, as indicated in the footnotes to the table below. The Company’s wholly-owned subsidiary, CFBank, has had in the past three years, and expects to have in the future, banking transactions in the ordinary course of business with certain selling stockholders and associates of such persons. All such banking transactions were on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and did not involve more than normal risk of collectability or present other unfavorable features. All such loans presently outstanding to directors and executive officers of the Company, including their immediate families and entities in which they are executive officers, are performing loans.

Name of Selling Stockholder	(a) Shares of Common Stock Beneficially Owned Prior to Offering	(b) Number of Registered Shares Being Offered	(c) Shares of Common Stock to be Beneficially Owned After Offering
			Number	Percentage(1)
Thomas P. Ash (2)	87,410	800	86,610	*
Equity Trust Company Custodian FBO Denise Brooks IRA	42,343	5,200	37,143	*
Buhr Foundation	48,857	6,000	42,857	*
Edward W Cochran (3)	1,644,667	91,000	1,553,667	9.2%
Stephen D. Davis	48,857	6,000	42,857	*
J. Dempsey Inc.	32,571	4,000	28,571	*
Michael Dempsey Living Trust	32,571	4,000	28,571	*
Judith A. Dobson Decl Trust	65,143	8,000	57,143	*
Equity Trust Company Custodian FBO James Epolito IRA	32,571	4,000	28,571	*
Patricia S. Fink Trust	114,000	14,000	100,000	*
James H. Frauenberg (Addison Holdings Inc.) (4)	919,833	91,000	828,833	4.9%
Leslie Genova Living Trust	32,571	4,000	28,571	*
Todd M. Gensheimer Living Trust	65,143	8,000	57,143	*
Gilbert Investment Trust	26,057	3,200	22,857	*
Equity Trust C/F Daniel Hackett	65,143	8,000	57,143	*
Preston B. Happel & Mary K. Happel Trust dtd 03/28/2014	32,571	4,000	28,571	*
Equity Trust C/F William Hegarty IRA	65,143	8,000	57,143	*
John W. Helmsdoerfer (5)	137,729	1,600	136,129	*
Linda R. Himpelmann	48,857	6,000	42,857	*
Lynn L. Hobbs	32,571	4,000	28,571	*
Robert E. Hoeweler (6)	237,246	2,000	235,246	1.4%
Howard S. Holmes Living Trust	98,476	8,000	90,476	*
Robert E. Hoptry, Tr, Robert E. & Norma E. Hoptry Revocable Trust dtd 11/25/2014	65,143	8,000	57,143	*
Sandra Hultquist Rev Living Trust	32,571	4,000	28,571	*
Jack & Ginny Sinn Family Foundation	48,857	6,000	42,857	*
Brandon Kanitz	2,800	2,800	—	*
Douglas and Mary Kapnick Family Foundation	35,071	6,500	28,571	*
Douglas Kapnick Trust	146,953	16,000	130,953	*
Douglas Kapnick and Heidi L. Elshoff, Joint	17,536	3,250	14,286	*
Norma Keeney Rev Trust	32,571	4,000	28,571	*
Kevin Kennelly	65,143	8,000	57,143	*
Wendy Koerner & Mark Koerner JTWROS	26,057	3,200	22,857	*
NYPT Edward B Neff Trust FBO Stephen Kusik	225,361	20,000	205,361	1.2%
Edmund Lacross & Susan Lacross JT TEN	65,143	8,000	57,143	*
Wendy Lawson	42,343	5,200	37,143	*
Alliene L. Liden Trust	16,286	2,000	14,286	*
Phil Lifschitz	65,143	8,000	57,143	*
Chris Loiselle	14,029	2,600	11,429	*
Lynn Irrevocable Insurance Trust	48,857	6,000	42,857	*
William R. Lynn Irrev Trust	65,143	8,000	57,143	*
Mansour Properties	16,286	2,000	14,286	*
Nasr Mansour & Waseela Mansour JT TEN	48,857	6,000	42,857	*
Sandra Marvin (7)	17,029	2,600	14,429	*

Name of Selling Stockholder	(a) Shares of Common Stock Beneficially Owned Prior to Offering	(b) Number of Registered Shares Being Offered	(c) Shares of Common Stock to be Beneficially Owned After Offering
			Number	Percentage(1)
Robert Mason & Susan Mason JT TEN	130,286	16,000	114,286	*
Matthews Investment Trust	32,571	4,000	28,571	*
James Mcgauley Trust	32,571	4,000	28,571	*
Richard M. Mershad	388,129	24,000	364,129	2.2%
Robert H. Milbourne (8)	122,429	4,000	118,429	*
Sharon F. Nicola Revocable Living Trust	32,571	4,000	28,571	*
Northwest Bancshares Inc.	358,785	71,500	314,286	1.9%
Timothy P. Norton Rev Liv Trust	75,524	6,000	69,524	*
ETC Custodian FBO Mark Nykaza	67,474	4,200	63,274	*
Timothy T. O’Dell (9)	998,476	46,000	952,476	5.7%
Janice Onder Trust	48,857	6,000	42,857	*
Ozark Financial Service Intl LLC	111,525	111,525	—	*
David J. Peitz Trust	32,571	4,000	28,571	*
Rosemary A. Peitz Irrev Trust	32,571	4,000	28,571	*
Richard M. Peshkin Trust	32,571	4,000	28,571	*
Peter & Patricia Fink Co LLC	65,143	8,000	57,143	*
Gerald D. Pitcher Trust	13,029	1,600	11,429	*
Ranger Foundation	65,143	8,000	57,143	*
Edith A. Rasegan Rev Liv Trust	32,571	4,000	28,571	*
Jonathan Ratner Trust	16,286	2,000	14,286	*
Edward F. Redies Foundation	48,857	6,000	42,857	*
Stephanie Lee Rosenbaum Trust	130,286	16,000	114,286	*
S-3 Engineering Inc	32,571	4,000	28,571	*
Samuel Investment Mgmt LLC	162,857	20,000	142,857	*
Equity Trust C/F James Schaefer	9,867	3,200	6,667	*
Timothy Scholten & Lori Scholten JTROS	6,514	800	5,714	*
Sheri H. Schultz Rev Living Trust	48,857	6,000	42,857	*
Janet B. See Trust	26,057	3,200	22,857	*
Scott P. Shear & Constance C Shear TEN ENT	32,571	4,000	28,571	*
Equity Trust C/F Steve Shoemaker	19,543	2,400	17,143	*
Susan F. Skerker Trust	49,238	4,000	45,238	*
Andrea B. Stager Rev Trust	32,571	4,000	28,571	*
Anne Stover	242,514	26,000	216,514	1.3%
James C. Stover	265,776	26,000	239,776	1.5%
Patrick J. Stover	211,488	24,000	187,488	1.1%
Team All-Star LLC	65,143	8,000	57,143	*
Thornapple River Capital - Financial Services Industry Fund LLC	1,190,612	91,000	1,099,612	6.5%
Timothy Wadhams Trust	162,857	20,000	142,857	*
Frank Wiedemuth	21,043	3,900	17,143	*
David Wethey	32,571	4,000	28,571	*
Howard J. Weyers Trust	48,857	6,000	42,857	*
Stuart E. White Trust	32,571	4,000	28,571	*
Susan Whitmore Trust	32,571	4,000	28,571	*
Ann E. Wood Rev Trust	65,143	8,000	57,143	*
Joseph Zawistowski	65,143	8,000	57,143	*
Jill Zophia	3,507	650	2,875	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	Percentage of common stock ownership is computed based on the sum of (a) 16,288,577 shares of common stock outstanding on April 17, 2017, (b) the number of shares of common stock, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will first become exercisable within 60 days after April 17, 2017, and (c) the number of shares of common stock, if any, as to which the named person has the right to acquire beneficial ownership upon the conversion of shares of the Company’s Series B Preferred Stock and the exercise of Warrants.
(2)	Director of the Company and CFBank since 1985. Reflects shares of common stock beneficially owned as of April 17, 2017 and includes (a) options to acquire 25,600 shares of common stock which are currently exercisable or will first become exercisable within 60 days after April 17, 2017, (b) Warrants to acquire 800 shares of common stock, and (c) shares of Series B Preferred Stock convertible into an aggregate of 5,714 shares of common stock.
(3)	Director of the Company and CFBank since December 2012. Reflects shares of common stock beneficially owned as of April 17, 2017 and includes (a) options to acquire 25,000 shares of common stock which are currently exercisable or will first become exercisable within 60 days after April 17, 2017, (b) Warrants to acquire 91,000 shares of common stock, and (c) shares of Series B Preferred Stock convertible into an aggregate of 400,000 shares of common stock.
(4)	Director of the Company and CFBank since August 2012. Reflects shares of common stock beneficially owned as of April 17, 2017 and includes (a) options to acquire 25,000 shares of common stock which are currently exercisable or will first become exercisable within 60 days after April 17, 2017, (b) Warrants to acquire 91,000 shares of common stock of which 78,000 are beneficially owned by Addison Holdings Ltd. (of which Mr. Frauenberg is the Principal), and (c) shares of Series B Preferred Stock convertible into an aggregate of 400,000 shares of common stock of which 342,857 are beneficially owned by Addison Holdings Ltd. (of which Mr. Frauenberg is the Principal).
(5)	Chief Financial Officer of the Company and CFBank and Treasurer of the Company since March 2013. Reflects shares of common stock beneficially owned as of April 17, 2017 and includes (a) options to acquire 60,000 shares of common stock which are currently exercisable or will first become exercisable within 60 days after April 17, 2017, (b) Warrants to acquire 1,600 shares of common stock, and (c) shares of Series B Preferred Stock convertible into an aggregate of 11,429 shares of common stock.
(6)	Director and Chairman of the Board of the Company and CFBank since August 2012. Reflects shares of common stock beneficially owned as of April 17, 2017 and includes (a) options to acquire 80,000 shares of common stock which are currently exercisable or will first become exercisable within 60 days after April 17, 2017, (b) Warrants to acquire 2,000 shares of common stock, and (c) shares of Series B Preferred Stock convertible into an aggregate of 14,286 shares of common stock.
(7)	Shares of common stock beneficially owned includes an aggregate of 1,600 shares of common stock held by Ms. Marvin as custodian for her two minor children.
(8)	Director of the Company and CFBank since May 2013. Reflects shares of common stock beneficially owned as of April 17, 2017 and includes (a) options to acquire 25,000 shares of common stock which are currently exercisable or will first become exercisable within 60 days after April 17, 2017, (b) Warrants to acquire 4,000 shares of common stock, and (c) shares of Series B Preferred Stock convertible into an aggregate of 51,429 shares of common stock.
(9)	Director and Chief Executive Officer of the Company and CFBank since August 2012 and President of the Company and CFBank since October 2015. Reflects shares of common stock beneficially owned as of April 17, 2017 and includes (a) options to acquire 100,000 shares of common stock which are currently exercisable or will first become exercisable within 60 days after April 17, 2017, (b) Warrants to acquire 46,000 shares of common stock, and (c) shares of Series B Preferred Stock convertible into an aggregate of 377,143 shares of common stock. Also includes 30,000 shares of common stock owned by Colleen O’Dell, Mr. O’Dell’s spouse, and 5,000 shares of common stock owned by Colleen O’Dell as custodian for Mr. O’Dell’s daughter, Sara F. O’Dell.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on The NASDAQ Capital Market and any other stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales may be at prevailing market prices or privately negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transactions;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, or any other exemption from registration, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the donees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the donee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Pursuant to the terms of the Registration Rights Agreements, we have agreed to (i) pay all expenses, including all registration, filing and listing fees and all legal and accounting fees and disbursements, in registering the shares of common stock and (ii) indemnify the selling stockholders party to the Registration Rights Agreements against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

No selling stockholder has advised us that they have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, or that there is any underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholders. If we are notified by any selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

LEGAL MATTERS

The validity of the securities offered under this prospectus will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio.

EXPERTS

The consolidated financial statements as of December 31, 2016 and 2015, and for each of the two years in the period ended December 31, 2016, incorporated by reference in this prospectus, have been audited by BKD, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered hereunder. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement. A copy of the registration statement can be obtained at the address set forth in the next paragraph. You should read the registration statement for more information about our securities and us.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at

1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers, like us, who file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

Our website address is www.cfbankonline.com. We make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference in this prospectus of the information contained at that site.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that we have filed with the SEC are incorporated by reference in, and considered a part of, this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

•	the description of our common stock, $0.01 par value per share, contained in the Pre-Effective Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-177434) filed with the SEC on February 3, 2012, or contained in any subsequent amendment or report filed for the purpose of updating such description.

We are also incorporating by reference in this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until all of the common stock to which this prospectus relates has been sold or the offering is otherwise terminated, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement. A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any other subsequently filed document which is also incorporated by reference into this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person to whom this prospectus is delivered, upon written or oral request and without charge, any of the above documents that are incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in such documents). Requests should be directed to:

Central Federal Corporation

7000 North High Street

Worthington, Ohio 43085

Attn: Timothy T. O’Dell

(614) 334-7979

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by the selling stockholders. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$282.00
Legal fees and expenses	10,000.00
Accounting fees and expenses	6,000.00
Miscellaneous fees and expenses	1,000.00

Total	$17,282.00

Item 15.	Indemnification of Directors and Officers

Central Federal Corporation is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (“Section 145”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Article Tenth of the Restated Certificate of Incorporation of Central Federal Corporation provides that, to the extent permitted by Delaware General Corporation Law, Central Federal Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of Central Federal Corporation or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Central Federal Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Article Eleventh of the Restated Certificate of Incorporation of Central Federal Corporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director of Central Federal Corporation shall be liable to Central Federal Corporation or its stockholders for monetary damages arising from a breach of a fiduciary duty owed to Central Federal Corporation or its stockholders.

Item 16.	Exhibits

See the Exhibit Index attached to this registration statement.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worthington, State of Ohio, on April 20, 2017.

CENTRAL FEDERAL CORPORATION

By:	/s/ Timothy T. O’Dell
Name:	Timothy T. O’Dell
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert E. Hoeweler*	Chairman and Director	April 20, 2017
Robert E. Hoeweler

/s/ Timothy T. O’Dell Timothy T. O’Dell	President, Chief Executive Officer and Director (Principal Executive Officer)	April 20, 2017

/s/ John W. Helmsdoerfer	Chief Financial Officer (Principal Financial and Accounting Officer)	April 20, 2017
John W. Helmsdoerfer

/s/ Thomas P. Ash*	Director	April 20, 2017
Thomas P. Ash

/s/ Edward W. Cochran*	Director	April 20, 2017
Edward W. Cochran

/s/ James H. Frauenberg II*	Director	April 20, 2017
James H. Frauenberg II

/s/ Robert H. Milbourne*	Director	April 20, 2017
Robert H. Milbourne

*	The above-named directors of the registrant sign this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 by Timothy T. O’Dell, their attorney-in-fact, pursuant to Powers of Attorney signed by the above-named directors, which Powers of Attorney were filed with the Registration Statement on Form S-3 (Registration No. 333-216922) filed by the registrant with the Securities and Exchange Commission on March 24, 2017, in the capacities indicated and on the 20th day of April, 2017.

By:	/s/ Timothy T. O’Dell
Timothy T. O’Dell
President and Chief Executive Officer
Attorney-in-Fact

April 20, 2017

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

3.1	Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form SB-2 (File No. 333-64089), filed with the Commission on September 23, 1998)

3.2	Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-2 (File No. 333-129315), filed with the Commission on October 28, 2005)

3.3	Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.4 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the commission on August 14, 2009 (File No. 0-25045))

3.4	Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.5 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, filed with the Commission on November 10, 2011(File No. 0-25045))

3.5	Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.5 to the registrant’s Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-177434), filed with the Commission on May 4, 2012)

3.6	Certificate of Designations to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated May 7, 2014 and filed with the Commission on May 13, 2014. (File No. 0-25045))

3.7	Second Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.3 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 27, 2008 (File No. 0-25045))

4.1	Form of Stock Certificate of Central Federal Corporation (incorporated by reference to Exhibit 4.0 to the registrant’s Registration Statement on Form SB-2 (File No. 333-64089), filed with the Commission on September 23, 1998)

4.2	Form of Certificate for the Series B Preferred Stock of Central Federal Corporation (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K dated May 7, 2014 and filed with the Commission on May 13, 2014 (File No. 0-25045))

4.3	Form of Warrant for the purchase of common stock of Central Federal Corporation (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K dated May 7, 2014 and filed with the Commission on May 13, 2014 (File No. 0-25045))

4.4	Form of Registration Rights Agreement (incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K dated May 7, 2014 and filed with the Commission on May 13, 2014 (File No. 0-25045))

5.1††	Opinion of Vorys, Sater, Seymour and Pease LLP

23.1†	Consent of BKD, LLP, Independent Registered Public Accounting Firm

23.2††	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1 to this registration statement)

24.1††	Powers of Attorney

†	Filed herewith.
††	Previously filed with the Registration Statement on Form S-3 (Registration No. 333-216922) filed by the registrant with the Securities and Exchange Commission on March 24, 2017.